Exhibit 99.1

VBI Press Release

VBI Vaccines Partners with Le Classique to Raise CMV Awareness in Canada

CAMBRIDGE, MA (January 8th, 2015) – VBI Vaccines (Nasdaq: VBIV) ("VBI") is pleased to announce its sponsorship support of Le Classique, a 3-on-3 ball hockey tournament being held in Winnipeg, Canada on February 5th – 8th, 2015. Now in its third year, Le Classique is expected to draw over 2,000 individuals seeking to broaden congenital cytomegalovirus (“CMV”) public awareness.

“Le Classique founders Marc Foidart and Rob Tetrault have combined their love of hockey with a very worthy cause,” said Jeff Baxter, VBI’s President and CEO. “We look forward to supporting Le Classique in their efforts to raise CMV awareness in Winnipeg and throughout Canada.”

Originally founded in Canada, VBI maintains close ties to the country and its people. VBI’s research facilities and the majority of its workforce are located in Ottawa, Ontario. In addition, VBI has participated in several Canadian government sponsored programs which have allowed the company to more quickly advance its product candidates.

CMV is among the most common congenital infections in Canada1, causing a host of prenatal developmental delays. Despite its prevalence, awareness of CMV among women of reproductive age remains low. A 2012 study published in Preventative Medicine revealed that only 7% of men and 13% of U.S. women surveyed had heard of congenital CMV.

“Until a vaccine can be developed and deployed, awareness is the best current tool we have to prevent future infections,” said Le Classique founder Rob Tetrault. “Women contemplating pregnancy need to be made aware of the condition so they can understand and better manage potential infection risks.”

100% of the proceeds from Le Classique will be donated to the Canadian CMV Foundation. To make a contribution, or to learn more about Le Classique, visit: http://www.leclassique.ca.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

1  Vaudry W, Lee BE, Rosychuk RJ. Congenital cytomegalovirus infection in Canada: Active surveillance for cases diagnosed by paediatricians. Paediatr Child Health. 2014;19(1):e1-5.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

Website Home: http://www.vbivaccines.com

News and Insights: http://www.vbivaccines.com/wire

Investors: http://ir.vbivaccines.com

Company Contact

Jeff Baxter, President and CEO

Phone: (617) 830-3031 x125

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

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